Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-268720) pertaining to the VivoPower International PLC 2017 Omnibus Equity Incentive Plan as amended on July 28, 2023, of our report dated October 2, 2023, with respect to the consolidated financial statements of VivoPower International PLC which appears in this Form 20-F/A.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP	15 Westferry Circus
Canary Wharf
February 16, 2024	London E14 4H